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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 25, 2005 (February 18, 2005)

SigmaTel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 South MoPac Expressway Suite 100 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

At its January 18, 2005 meeting, our Compensation Committee reviewed the bonus recommendations for executive officer bonus awards for fiscal year and fourth quarter 2004. SigmaTel's policy with respect to bonuses is that they are not earned until paid. The bonuses were deemed earned and paid effective February 18, 2005. Cash bonuses are tied directly to the attainment of financial and other corporate performance targets and to attainment of individual performance goals. Corporate performance targets and individual performance goals are generally established by the Committee at the beginning of each quarter and year.

The Compensation Committee awarded the following bonuses to the named executive officers listed in SigmaTel's proxy statement filed March 24, 2004:

Executive	Fourth Quarter 2004 Bonus Payment	Annual Bonus Payment	Total Bonus Payment
Ron Edgerton	$29,347.50	$52,406.25	$81,753.75
Alan Green	$21,000.00	$20,000.00	$41,000.00
Ross Goolsby	$19,897.50	$18,950.00	$38,847.50

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005

SIGMATEL, INC.

By: /S/Ross A. Goolsby

Ross A. Goolsby

Vice President of Finance,

Chief Financial Officer and Secretary